UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 7, 2010

ZIX CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition.
          On April 7, 2010, Zix Corporation (the “Company”) issued a press release providing an update on the quarter ended March 31, 2010. A copy of the press release is attached hereto as Exhibit 99.1.
          In that press release, the Company correctly described in the headline that “New First-Year Orders for Email Encryption Almost Doubled Compared to First Quarter 2009.” A sentence in the body of the press release describing year-over-year growth in new first-year Email Encryption orders characterized those orders as “$2.2 million for the first quarter 2010, up 195 percent over the comparable quarter in 2009.” New first-year Email Encryption orders in the first quarter of 2009 were $1.1 million and our current estimates indicate new first-year orders of $2.2 million for the first quarter 2010. Accordingly, the Company is now clarifying that the sentence describing year-over-year growth in new first-year orders should read: “Current estimates indicate the Company has achieved its second-best result for new first-year orders in its Email Encryption business with $2.2 million for the first quarter 2010, or 195 percent of the comparable quarter in 2009.”
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 7, 2010, titled “Zix Corporation’s Preliminary Results for First Quarter 2010 Indicate Email Encryption New-First Year Orders Almost Doubled Compared with First Quarter 2009.”
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION (Registrant)
Date: April 7, 2010	By:	/s/ Susan K. Conner
Susan K. Conner
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated April 7, 2010, titled “Zix Corporation’s Preliminary Results for First Quarter 2010 Indicate Email Encryption New-First Year Orders Almost Doubled Compared with First Quarter 2009.”